Exhibit 21.1

List of Wholly-Owned Subsidiaries American Apparel

as of December 31, 2010

Investment In	Location	Owned By	Percentage of Ownership
American Apparel (USA), LLC	California, USA	American Apparel, Inc.	100%

American Apparel Canada Retail Inc.	Canada	American Apparel, Inc.	100%

American Apparel Canada Wholesale Inc.	Canada	American Apparel, Inc.	100%

American Apparel Retail, Inc.	California, USA	American Apparel (USA), LLC	100%

KCL Knitting, LLC	California, USA	American Apparel (USA), LLC	100%

American Apparel Dyeing and Finishing, Inc.	California, USA	American Apparel (USA), LLC	100%

American Apparel Deutschland GmbH	Germany	American Apparel (USA), LLC	100%

American Apparel (Carnaby) Limited	United Kingdom	American Apparel (USA), LLC	100%

American Apparel (UK) Limited	United Kingdom	American Apparel (USA), LLC	100%

American Apparel Australia Pty Ltd.	Australia	American Apparel Retail, Inc.	100%

American Apparel New do Brasil Comercio de Roupas Ltda.	Brazil	American Apparel Retail, Inc.	99%

		American Apparel (USA), LLC	1%

American Apparel New Zealand Limited	New Zealand	American Apparel Retail, Inc.	100%

American Apparel Mexico, S. de R.L. de C.V.	Mexico	American Apparel Retail, Inc.	50%

		American Apparel (USA), LLC	50%

American Apparel Mexico Labor, S. de R.L. de C.V.	Mexico	American Apparel Retail, Inc.	50%

		American Apparel (USA), LLC	50%

American Apparel Retail (Israel), Ltd.	Israel	American Apparel Retail, Inc.	100%

American Apparel Japan Y.K.	Japan	American Apparel Retail, Inc.	100%

American Apparel Korea Co., Ltd.	Korea	American Apparel Retail, Inc.	100%

American Apparel Iceland ehf	Iceland	American Apparel Retail, Inc.	100%

American Apparel Ireland Limited	Ireland	American Apparel Retail, Inc.	100%

American Apparel Italia SRL	Italy	American Apparel Deutschland GmbH	100%

American Apparel Spain, S.L.	Spain	American Apparel Deutschland GmbH	100%

American Apparel (Beijing) Trading Company, Ltd.	China	American Apparel Retail, Inc.	100%

Fresh Air Freight, Inc.	California, USA	American Apparel (USA), LLC	100%

All our direct and indirect subsidiaries of are wholly owned by their respective parent companies.